UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2006

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 828-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2006, SUPERVALU INC. (the “Company”) entered into a Letter Agreement with Duncan C. Mac Naughton, pursuant to which the Company has agreed to employ Mr. Mac Naughton as Executive Vice President; Merchandising and Marketing, of the Company. The agreement was effective June 2, 2006, and, subject to early termination provisions that are contained therein, will continue in effect for a term of 2 years. Mr. Mac Naughton previously was an executive of Albertson’s, Inc., certain operations of which were acquired by the Company in a series of mergers consummated on June 2, 2006.

The agreement provides for Mr. Mac Naughton to be paid an annual base salary of $450,000 per year and to be eligible to receive (i) a bonus based upon the Company’s attainment of certain performance goals ranging from 0% to a maximum of 140% of his base salary during each year of the term thereof, prorated for the first year of his employment; and (ii) long term incentive awards for the Company’s 2007 and 2008 fiscal years, subject to the attainment by the Company of certain performance objectives. The agreement also provides for Mr. Mac Naughton to receive a retention incentive award in the amount of $2,346,000 provided he remains with the Company for a period of two years, that is comprised of 50% of deferred cash and 50% of restricted stock, each vesting in installments during the term of the agreement, the payment of which may be accelerated upon the termination of his employment for certain reasons specified in the agreement. In addition, the agreement restricts Mr. Mac Naughton from engaging in certain competitive activities, soliciting certain employees of the Company for employment or business relationships, and disclosing confidential information during the term of the agreement and for a period of at least 1 year following the earlier of the expiration thereof or the termination of his employment. Under the terms of the agreement, Mr. Mac Naughton is also entitled to receive certain compensation and benefits payable to him under the terms of a Change of Control Severance Agreement he had previously entered into with Albertson’s, Inc. and compensatory plans he participated in as an employee of Albertson’s, Inc.

The foregoing summary of the terms of the agreement entered into with Mr. Mac Naughton is qualified in its entirety by reference to such agreement, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Letter Agreement, including Appendix A thereto, executed September 15, 2006, between SUPERVALU INC. and Duncan C. Mac Naughton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERVALU INC.
(Registrant)

Date: September 19, 2006

By:	/s/ John P. Breedlove
John P. Breedlove
Vice President, Business Law,
Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit	Description of Exhibit
99.1	Letter Agreement, including Appendix A thereto, executed September 15, 2006, between SUPERVALU INC. and Duncan C. Mac Naughton.